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Exhibit 8.1

February 4, 2016

Ashford Hospitality Prime
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

Ladies and Gentlemen:

        We have acted as counsel to Ashford Hospitality Prime, Inc., a Maryland corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") on or about the date hereof, with respect to the resale from time to time of up to (i) 2,600,000 shares of the Company's 5.50% Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock"), which were issued to the selling stockholders named in the Registration Statement in exchange for an equal number of shares of the Company's 5.50% Series A Cumulative Convertible Preferred Stock originally sold to such selling stockholders in a private placement conducted in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), (ii) an undetermined number of shares of common stock issuable upon conversion of the Series B Preferred Stock and (iii) 200,000 shares of common stock sold to the selling stockholders in a private placement in reliance on Regulation D under the Securities Act. You have requested our opinion concerning the qualification and taxation of the Company as a Real Estate Investment Trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and the classification of Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership (the "Operating Partnership") as a partnership for U.S. federal income tax purposes.

        In connection with our opinion expressed below, with your consent, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants, agreements and other statements contained in originals or copies, certified or otherwise identified to our satisfaction, of:

        1.     the Company's Articles of Amendment and Restatement, in the form filed with the State Department of Assessments and Taxation of Maryland on November 8, 2013, as amended by the Company's Articles of Amendment, in the form filed with the State Department of Assessments and Taxation of Maryland on May 18, 2015;

        2.     the Company's Articles Supplementary, in the form filed with the State Department of Assessments and Taxation of Maryland on May 18, 2015, June 10, 2015 (as corrected in a Certificate of Correction filed June 11, 2015), December 4, 2015 and February 1, 2016;

        3.     the Company's Amended and Restated Bylaws, dated November 5, 2013;

        4.     the Operating Partnership's Certificate of Limited Partnership, effective April 5, 2013, as certified by the Secretary of State of the State of Delaware, as corrected in a Certificate of Correction filed February 14, 2014;

        5.     the Operating Partnership's Amended and Restated Agreement of Limited Partnership between Ashford Prime OP General Partner LLC, the limited partners set forth on Exhibit A thereto and the Company, dated November 19, 2013, and the Operating Partnership's Second Amended and Restated Agreement of Limited Partnership among Ashford Prime OP General Partner LLC, Ashford Prime OP Limited Partner LLC, the limited partners set forth on Exhibit A thereto and the Company, dated February 1, 2016 (the "Operating Partnership Agreement");

        6.     (i) the Amended and Restated Lease Agreement for Hilton Suites Torrey Pines, LaJolla, CA, dated as of April 11, 2007, between CHH Torrey Pines Hotel Partners, LP and CHH Torrey Pines Tenant Corp., the First Amendment thereto, dated as of April 1, 2009, and the Second Amendment thereto, dated as of January 1, 2013; (ii) the Lease Agreement for Courtyard Downtown, Philadelphia, PA, dated as of December 2, 2011, between Ashford Philadelphia Annex LP and Ashford TRS

Philadelphia Annex LLC, and the First Amendment thereto, dated as of January 1, 2013; (iii) the Lease Agreement for Marriott Legacy Town Center, Plano, TX, dated as of April 11, 2007, between Ashford Plano-M LP and Ashford TRS Sapphire VII LLC, the First Amendment thereto, dated as of April 11, 2007, the Second Amendment thereto, dated as of April 1, 2009, and the Third Amendment thereto, dated as of January 1, 2013; (iv) the Lease Agreement for Courtyard, San Francisco, CA, dated as of April 11, 2007, between Ashford San Francisco II LP and Ashford TRS VI LLC, the First Amendment thereto, dated as of April 11, 2007, the Second Amendment thereto, dated as of April 1, 2009, and the Third Amendment thereto, dated as of January 1, 2013; (v) the Lease Agreement for Courtyard Downtown, Seattle, WA, dated as of April 11, 2007, between Ashford Seattle Downtown LP and Ashford TRS Sapphire III LLC, the First Amendment thereto, dated as of April 11, 2007, the Second Amendment thereto, dated as of April 1, 2009, and the Third Amendment thereto, dated as of January 1, 2013; (vi) the Lease Agreement for Marriott Waterfront, Seattle, WA, dated as of April 11, 2007, between Ashford Seattle Waterfront LP and Ashford TRS Sapphire VII LLC, the First Amendment thereto, dated as of April 11, 2007, the Second Amendment thereto, dated as of April 1, 2009, and the Third Amendment thereto, dated as of January 1, 2013; (vii) the Lease Agreement for Renaissance at International Plaza, Tampa, FL, dated as of April 11, 2007, between Ashford Tampa International Hotel, LP and Ashford TRS Sapphire VII LLC, the First Amendment thereto, dated as of April 11, 2007, the Second Amendment thereto, dated as of April 1, 2009, and the Third Amendment thereto, dated as of January 1, 2013; (viii) the Lease Agreement for Capital Hilton, Washington, DC, dated as of April 11, 2007, between CHH Capital Hotel Partners, LP and CHH Capital Tenant Corp., the First Amendment thereto, dated as of April 1, 2009, and the Second Amendment thereto, dated as of January 1, 2013; (ix) the Lease Agreement for Sofitel Chicago Water Tower, dated as of February 24, 2014, between Ashford Chicago LP and Ashford TRS Chicago II LLC; (x) the Lease Agreement for Pier House Resort and Caribbean Spa, dated as of May 14, 2013, between Ashford Pier House LP and Ashford TRS Pier House LLC; and (xi) the First Amended and Restated Lease Agreement, dated as of July 9, 2015, between Ashford Yountville LP and Ashford TRS Yountville LLC; and we have relied on your representation that there are no other leases to which the Company, the Operating Partnership or any "taxable REIT subsidiary" of the Company is a party;

        7.     (i) the Management Agreement for Hilton La Jolla Torrey Pines, dated as of December 17, 2003, between CHH Torrey Pines Tenant Corp. and Hilton Hotels Corporation, the First Amendment thereto, dated as of April 11, 2007, and the Agreement of Assignment of Management Agreement, dated as of October 24, 2007, by and between Hilton Hotels Corporation and Hilton Management LLC; (ii) the Management Agreement, dated as of December 3, 2011, by and between Courtyard Management Corporation and Ashford TRS Philadelphia Annex LLC; (iii) the Management Agreement, dated as of August 15, 2003, by and between Marriott Hotel Services, Inc. and Plano Tenant Corp., and the First Amendment thereto, dated as of September 2007; (iv) the Management Agreement, dated as of June 7, 2002, by and between Courtyard Management Corporation and SF Tenant Corporation, and the Amendment thereto, dated as of December 23, 2006; (v) the Amended and Restated Management Agreement, dated as of January 4, 2003, by and between Courtyard Management Corporation and CNL Hospitality Leasing Corp., the First Amendment thereto, dated as of June 30, 2008, the Amendment thereto, dated as of June 2, 2010, the Amendment thereto, dated as of May 31, 2013, and the Amendment to the Amended and Restated Management Agreement and Release of Claims, dated as of April 10, 2015; (vi) the Management Agreement, dated as of May 23, 2003 between Marriott Hotel Services, Inc. and Seattle Waterfront Tenant Corp., the Amendment to Management Agreement and Release of Claims, dated as of May 31, 2013, and the Amendment thereto dated as of April 10, 2015; (vii) the Management Agreement, dated as of April 9, 2003, by and between Renaissance Hotel Management Company, LLC and Tampa International Tenant Corp., and the Notice of Assignment, dated as of October 24, 2007; (viii) the Management Agreement, dated as of December 17, 2003, by and between CHH Capital Tenant Corp. and Hilton Hotels Corporation, the First Amendment thereto, dated as of April 11, 2007, and the Agreement of Assignment of

Management Agreement, dated as of October 24, 2007, by and between Hilton Hotels Corporation and Hilton Management LLC; (ix) the Ashford Prime Hotel Master Management Agreement by and between Ashford Prime TRS Corporation and Remington Lodging & Hospitality, LLC, dated as of November 19, 2013, and the Addendums thereto, dated as of May 14, 2013, March 1, 2015 and July 9, 2015; (x) the Management Agreement, dated as of March 30, 2006, between Accor Business and Leisure Management LLC and Chestnut LeaseCo, LLC, the First Amendment thereto, dated as of February 2009, and the Second Amendment thereto, dated as of September 24, 2010, and the Assignment and Assumption of Management Agreement between Chestnut Ownerco, LLC and Chestnut Leaseco LLC in favor of Ashford TRS Chicago II LLC, dated as of February 24, 2014; and (xi) the International Services Agreement, dated as of December 15, 2015, by and between RC Hotels, Inc. and Marriott Switzerland Licensing Company S.A.R.L.; the License and Royalty Agreement, dated as of December 15, 2015, by and between RC hotels, Inc. and Marriott Switzerland Licensing Company S.A.R.L.; and the Management Agreement, dated as of December 15, 2015, by and between RC Hotels, Inc and Ritz-Carlton, Inc.;

        8.     the Registration Statement;

        9.     the Officer's Certificate to Counsel for Ashford Hospitality Prime, Inc. Regarding Certain Income Tax Matters, dated the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"); and

        10.   such other corporate records, agreements, documents and instruments as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

        With your consent, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the opinion provided to the Company by Andrews Kurth LLP, dated the date hereof, that Ashford Hospitality Trust, Inc. qualified to be taxed as a REIT for its five taxable years ended December 31, 2009 through December 31, 2013 (the "AK Tax Opinion").

        We also have assumed, with your consent, that:

        1.     for the Company's taxable year ended December 31, 2013 and in future taxable years, the Company did (and will continue to) operate in a manner that will make the representations contained in the Officer's Certificate true for such years;

        2.     for the Company's taxable year ended December 31, 2013 and in future taxable years, each of the Company, the Operating Partnership and the direct and indirect subsidiaries of the Company and the Operating Partnership did (and will continue to) operate in accordance with such entity's organizational documents;

        3.     the Company has not made (and will not make) any amendments to its organizational documents or allow any amendments to the Operating Partnership Agreement or any of the organizational documents of any of the Company's corporate subsidiaries or partnership or limited liability company subsidiaries after the date of this opinion, in each case, that would adversely affect the Company's qualification as a REIT under the Code for any taxable year; and

        4.     no action has been (or will be) taken by the Company, the Operating Partnership, any partnership or limited liability company subsidiary of the Company or any corporate subsidiary of the Company after the date hereof, in each case, that would have the effect of altering the facts upon which the opinion set forth below is based.

        We have assumed, with your consent, that all facts, information, representations, covenants, agreements and other statements set forth in the documents referred to above were initially and are currently, and will continue to be, true, correct and complete without regard to any qualification as to knowledge or belief. We have assumed, with your consent, that none of the documents referred to above has been (or will be) amended, modified, supplemented or otherwise altered in any respect. Without limiting the generality of the foregoing, we have assumed, with your consent, the correctness of the legal conclusions set forth in the AK Tax Opinion. We have also made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.

        In our examination, we have assumed, with your consent, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of all such latter documents. For purposes of this opinion, we have assumed, with your consent, that the transactions contemplated by the Registration Statement will be consummated in accordance therewith and as described therein and that no transaction or condition described therein and affecting this opinion has been (or will be) waived or modified in any respect. We have not undertaken any independent investigation of any facts, and, with your consent, we expressly disclaim any obligation to do so.

        Our opinion is based upon the Code, applicable Treasury Regulations, rulings, revenue procedures, notices and decisions thereunder, and such other authorities as we have considered relevant, each as in effect on the date hereof, and as may be affected by amendments to the Code or the Treasury Regulations or by subsequent judicial or administrative interpretation thereof, any of which may have retroactive effect. There can be no assurance that the opinion will be accepted by the Internal Revenue Service (the "IRS") or, if challenged, by a court. We express no opinions other than as to the federal income tax law of the United States of America. This opinion does not address the various state, local or foreign tax consequences that may result from the transactions contemplated by the Registration Statement.

        Based upon and subject to the foregoing, and the assumptions, limitations and qualifications set forth herein, we are of the opinion that as of the date hereof:

        1.     commencing with the Company's taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code, and the Company's organization and present and proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for the taxable year ending December 31, 2016 and subsequent taxable years;

        2.     the Operating Partnership is classified as a partnership for United States federal income tax purposes and not as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation under the Code; and

        3.     the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "Material Federal Income Tax Considerations" are correct in all material respects.

        The IRS has not issued Treasury Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT. Any change in applicable law or the facts and circumstances surrounding the Company or its assets, or any inaccuracy in our assumptions set forth above, may affect the validity of the opinion set forth herein.

        The Company's qualification and taxation as a REIT depends upon the Company's ability to meet, through actual operating results, certain requirements relating to the sources of the Company's income, the nature of the Company's assets, distribution levels and diversity of stock ownership, recordkeeping, and other various qualification tests imposed under the Code, which results are not reviewed by us on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operation for any given taxable year will satisfy the requirements for taxation as a REIT under the Code.

        This opinion is limited to the matters expressly stated herein. This opinion is rendered only as of the date hereof and we expressly disclaim any obligation to update or modify this opinion as a consequence of any future changes in applicable laws or Treasury Regulations or the facts bearing upon this opinion or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue, any of which could affect our conclusions.

        We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the references to Cadwalader, Wickersham & Taft LLP in the Registration Statement under the captions "Material Federal Income Tax Considerations" and "Legal Matters". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP

Cadwalader, Wickersham & Taft LLP

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  Exhibit 8.1